UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc. 9 West 57th Street, 42nd Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 27, 2026, Apollo Commercial Real Estate Finance, Inc. (the “Company”) entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with Athene Holding Ltd. (“Athene”). In connection with the transactions contemplated by the Purchase Agreement, the Company has also entered into a letter agreement (the “Management Agreement Side Letter”) with ACREFI Operating, LLC, a subsidiary of the Company (“Operating LLC”) and ACREFI Management, LLC (the “Manager”), and a letter agreement (the “Expense Reimbursement Letter Agreement”, and together with the Purchase Agreement and the Management Agreement Side Letter, the “Transaction Documents”) with Apollo Management Holdings, L.P. (“Apollo Management Holdings”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Purchase Agreement. The Company is externally managed and advised by the Manager, which is a subsidiary of Apollo Global Management, Inc. (“AGM”), and each of Athene and Apollo Management Holdings is a subsidiary of AGM.

The board of directors of the Company (the “Board”), acting on the unanimous recommendation of a special committee of the Board consisting solely of independent and disinterested directors, has approved and determined advisable the Purchase Agreement and the transactions contemplated thereby (the “Transactions”) and resolved to recommend that the stockholders of the Company vote in favor of approval of the Transactions.

Purchase Agreement

The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, Athene will purchase from the Company, and the Company will sell to Athene, the Company’s entire commercial real estate loan portfolio (collectively, the “Loans”) as of the date of closing of the Transactions (the “Closing”), other than two loans with a combined total principal balance of $146 million currently held by the Company which are expected to be repaid prior to the Closing. The total purchase price paid by Athene will be calculated based on 99.7% of the total commitment amount of each Loan as of the Closing, subject to adjustments as provided in the Purchase Agreement, and will be paid entirely in cash.

The Closing is subject to the satisfaction of certain closing conditions, including, among others, (i) the affirmative vote of holders of at least a majority of the outstanding shares of Company stock entitled to vote on the Transactions (the “Requisite Vote”), (ii) the Company’s delivery of all closing and transfer documents with respect to Loans that collectively represent at least 85.0% of the aggregate purchase price payable under the Purchase Agreement, and (iii) execution and delivery by the Company, Operating LLC and the Manager of the A&R Management Agreement (as defined below under “Management Agreement Side Letter”).

The Purchase Agreement provides the Company with a limited “go-shop” period which commences on the date of the Purchase Agreement and expires at 11:59 p.m., Eastern time, on February 21, 2026, (the “Go-Shop Period”), during which the Company and its representatives may (i) initiate, solicit, facilitate and encourage any inquiry or the making of any proposals or offers relating to certain alternative transactions, including by providing access to non-public information relating to the Company and its subsidiaries pursuant to a confidentiality agreement and (ii) engage and enter into, continue and otherwise participate in discussions or negotiations with respect to potential alternative transactions or otherwise cooperate with, or assist or participate in, or facilitate, any such inquiries, proposals, discussions or negotiations.

Following the expiration of the Go-Shop Period, the Company will be subject to customary “no shop” restrictions prohibiting the Company, its subsidiaries and their respective representatives from (i) initiating, soliciting, knowingly facilitating and knowingly encouraging any inquiry regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an alternative transaction or (ii) engaging in, entering into, continuing or otherwise participating in any discussions or negotiations regarding, or providing any information concerning the Company or its subsidiaries or afford access to the Company’s or its subsidiaries’ books, records, management, employees or properties to any third party in connection with any proposal or offer that constitutes, or would reasonably be expected to lead to, an alternative transaction. However, after the Go-Shop Period, the Company may continue to engage in discussions and negotiations with any third party that made a bona fide alternative acquisition proposal prior to the end of the Go-Shop Period that remains pending and has not been withdrawn and that the Board, or an authorized committee thereof, determines in good faith constitutes or would be reasonably expected to lead to a superior proposal (any such third party, an “Excluded Party”).

At any time prior to obtaining the Requisite Vote, under specified circumstances the Board may change its recommendation regarding the Transactions and, if such change of recommendation is made in response to a proposal that the Board has determined in good faith (after consultation with outside legal counsel and a financial advisor) remains a “superior proposal,” after taking into account any changes to the terms of the Purchase Agreement proposed by Athene, the Company may terminate the Purchase Agreement to accept such superior proposal subject to the Company’s payment of the termination fee described below.

The Purchase Agreement contains certain termination rights for both the Company and Athene, including if the Transactions are not completed on or before October 27, 2026, or if the Requisite Vote is not obtained. In the event of a termination of the Purchase Agreement under certain circumstances, including termination of the Purchase Agreement by Athene as a result of a change of recommendation by the Board or a termination by the Company to accept a superior proposal, the Company will be required to pay Athene a termination fee of (i) $25 million if such termination occurs in respect of a superior proposal from an Excluded Party or (ii) in all other circumstances where the Company is obligated to pay a termination fee, $50 million. In addition, if the Company fails to pay the termination fee when due upon termination of the Purchase Agreement, the termination fee will accrue interest until paid in full and the Company will be required to reimburse Athene for costs and expenses incurred in connection with the enforcement and collection of such amounts.

The Purchase Agreement contains customary representations, warranties and covenants of each party, including, among others, covenants requiring the Company to (i) convene and hold a meeting of the Company’s stockholders to consider and vote upon the approval of the Transactions, (ii) conduct its business in the ordinary course of business and in a manner consistent with past practice in all material respects during the period between the execution of the Purchase Agreement and the Closing, (iii) use reasonable best efforts to obtain certain third-party waivers and consents necessary to permit the sale of the Loans, and (iv) maintain its qualification as a real estate investment trust (as defined in Section 856 of the Code). The Purchase Agreement also contains customary mutual indemnities by each of the Company and Athene in respect of liabilities and obligations with respect to the Loans that are retained by the Company and assumed by Athene, respectively. In addition, if as of the Closing, a Loan cannot be conveyed to Athene due to an outstanding material third party consent or an unreleased material lien, the closing of the sale of such Loan will be delayed until such time as the outstanding item is resolved and the Company will continue to hold such Loan until transferred to Athene. Additionally, as is customary for transactions involving the sale of loan portfolios, the Purchase Agreement contains a repurchase provision pursuant to which a material breach of certain of the Company’s representations and warranties regarding a Loan may give rise to an obligation on the part of the Company to cure such breach or, if the breach cannot be cured within a specified period of time, to repurchase the Loan from Athene at a price based on the price paid by Athene at closing, as reduced by any payments or amounts received by Athene in respect of such Loan following closing.

This summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates.

The representations and warranties of each of the parties set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other parties in connection with the Purchase Agreement, (ii) are subject to the materiality standards contained in the Purchase Agreement that may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement.

Management Agreement Side Letter

Under the terms of the Management Agreement Side Letter, each of the Company, Operating LLC and the Manager has agreed to enter into an Amended and Restated Management Agreement (“A&R Management Agreement”), in the form attached to the Management Agreement Side Letter, effective upon the Closing. Upon its effectiveness, the A&R Management Agreement will supersede and replace the existing Management Agreement by and among the Company, Operating LLC and the Manager, dated September 23, 2009 (the “Existing Management Agreement”). The Existing

Management Agreement will remain in full force and effect until the Closing in accordance with the Purchase Agreement. The effectiveness of the A&R Management Agreement is subject to and conditioned upon the Closing in accordance with the Purchase Agreement, and in the event that the Purchase Agreement is terminated, the Existing Management Agreement will continue in full force and effect, and the Management Agreement Side Letter will automatically terminate.

The A&R Management Agreement is substantially similar to the Existing Management Agreement except in the case of the following terms and provisions:

•

Base Management Fee: The Existing Management Agreement provides for a base management fee equal to 1.5% per annum of stockholders’ equity of the Company, payable entirely in cash quarterly in arrears. Under the A&R Management Agreement, following the Closing, the base management fee will initially be (1) 0.75% per annum of the Company’s stockholders’ equity if the annualized return on equity (“ROE”) for a particular fiscal quarter is less than 7.5% or (2) 1.5% per annum of the Company’s stockholders’ equity if the ROE for a particular fiscal quarter equals or exceeds 7.5%, payable quarterly in arrears entirely in shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), except for certain circumstances in which the base management fee is required to be paid partially or entirely in cash as provided in the A&R Management Agreement, including following achievement of the ROE Milestone (as discussed below) or in the event of certain legal prohibitions or restrictions relating to the payment of such fee in shares of Company Common Stock. The number of shares of Company Common Stock issued as payment of any installment of the base management fee will be equal to the greatest of (i) book value per share (“BVPS”) of a share of Company Common Stock as of the end of the fiscal quarter to which such installment relates, (ii) the average of the closing prices for a share of Company Common Stock on the NYSE for each of the five consecutive full trading days ending on and including the last full trading day of the fiscal quarter to which such relates and (iii) the par value per share of Company Common Stock. If the Company achieves an ROE of 7.5% or more for two consecutive quarters (the “ROE Milestone”), the base management fee will permanently increase to 1.5% of stockholders’ equity and will be payable entirely in cash.

•

Incentive Fee: The Existing Management Agreement does not contemplate the payment by the Company of any incentive fee or other incentive compensation to the Manager. Under the A&R Management Agreement, following achievement of the ROE Milestone, the Manager will be eligible to receive an incentive fee equal to 20% of stockholders’ equity above an 8% ROE hurdle, with such incentive fee payable entirely in shares of Company Common Stock (with the number of shares for any given installment of such incentive fee determined in the same manner as described above under “Base Management Fee” except in the event of certain legal prohibitions or restrictions relating to the payment of such fees in shares of Company Common Stock).

•

Termination Fee: Under the Existing Management Agreement, the Termination Fee (as defined therein) is equal to three times the sum of the average annual base management fee paid over the 24-month period immediately preceding the date of the termination of the Existing Management Agreement. Under the A&R Management Agreement, the termination fee formula will include any incentive fees paid over the 24-month year period prior to termination but will otherwise be the same as the formula in the Existing Management Agreement.

•

Other Key Terms: The A&R Management Agreement reflects updates to certain definitions and mechanics for calculation and payment of fees, including changes to “Base Management Fee,” and “Core Earnings,” and related terms to clarify the revised Manager compensation structure and performance criteria.

The foregoing description of the Management Agreement Side Letter and A&R Management Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Management Agreement Side Letter, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Expense Reimbursement Letter Agreement

Under the terms of the Expense Reimbursement Letter Agreement, Apollo Management Holdings agreed to reimburse the Company for up to $10 million of the expenses incurred by the Company in connection with the Transactions.

The foregoing description of the Expense Reimbursement Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Expense Reimbursement Letter Agreement, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 7.01	Other Events.

The Company is furnishing as Exhibit 99.1 to this Current Report on Form 8-K a copy of the press release issued by the Company on January 28, 2026 announcing the execution of the Purchase Agreement.

The information contained in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase and Sale Agreement, dated January 27, 2026, by and between Apollo Commercial Real Estate Finance, Inc. and Athene Holding Ltd.*

10.1	Letter Agreement, dated January 27, 2026, by and among Apollo Commercial Real Estate Finance, Inc., ACREFI Operating, LLC and ACREFI Management, LLC

10.2	Letter Agreement, dated January 27, 2026, by and between Apollo Commercial Real Estate Finance, Inc. and Apollo Management Holdings, L.P.

99.1	Press Release, dated January 28, 2026, issued by Apollo Commercial Real Estate Finance, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Forward-Looking Information

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: higher interest rates and inflation; market trends in the Company’s industry, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; risks associated with investing in real estate assets, including changes in business conditions and the general economy; the parties’ ability to consummate the Transactions on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary third-party approvals, including stockholder approval, or the satisfaction of other closing conditions to consummate the Transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement or any unanticipated difficulties or expenditures relating to the Transactions; risks related to diverting the attention of Company management from ongoing business operations; failure to realize the expected benefits of the Transactions; significant transaction costs and/or unknown or inestimable liabilities; risks of stockholder litigation in connection with the Transactions, including resulting expenses or delays; disruption of current plans and operations caused by the announcement of the Transactions, making it more difficult to conduct business as usual or maintain relationships with current or future lenders, service providers, or vendors, and financing sources; and effects relating to the announcement of the Transactions or any further announcements or the consummation of the Transactions on the market price of the Company Common Stock. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission (“SEC”). The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Participants in Solicitation

The directors and executive officers of the Company, and certain other affiliates of AGM and the Manager, may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transaction will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the executive officers and directors of the Company and the Manager in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 29, 2025. Additional information regarding the interest of such individuals in the Transactions contemplated by the Purchase Agreement will be included in the proxy statement relating to the Transactions when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.apollocref.com.

Important Additional Information and Where to Find It

This communication relates to the proposed transaction involving Apollo Commercial Real Estate Finance, Inc. and Athene Holding Ltd. In connection with the proposed transaction, the Company will file relevant materials with the SEC, including a proxy statement pursuant to SEC Rule 14a-3. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING THE PROXY STATEMENT AND OTHER MATERIALS FILED OR TO BE FILED WITH THE SEC IN THEIR ENTIRETY BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. These materials will be made available to the stockholders of the Company at no expense to them and were mailed to the Company’s stockholders. The proxy statement and other relevant information may be obtained without charge from the website of the SEC at www.SEC.gov. Copies of the documents filed by the Company with the SEC are available free of charge on the Company’s website at www.apollocref.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer

Date: January 28, 2026